EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Altrust Financial Services, Inc.

Cullman, Alabama

We consent to the incorporation by reference in the registration statement No. 333-131410 on Form S-8 of Altrust Financial Services, Inc. of our report dated April 2, 2007, with respect to the consolidated financial statements of Altrust Financial Services, Inc. and subsidiaries which report appears in Altrust Financial Services, Inc.’s 2006 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

April 2, 2007